Exhibit 99.1

IMMEDIATE RELEASE	August 4, 2008
CONTACTS:
Brent Larson,	Tim Ryan,
Vice President / CFO	The Trout Group
614 822.2330	646.378.2924

NEOPROBE ANNOUNCES SECOND QUARTER RESULTS
Quarterly Device Revenues up 49%
Business Update Provided and Conference Call Scheduled
DUBLIN, OHIO — August 4, 2008 — Neoprobe Corporation (OTCBB:NEOP — News), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced consolidated results for the second quarter of 2008 and for the six-month period ended June 30, 2008. Strong sales of Neoprobe’s gamma detection devices resulted in second quarter 2008 revenue of $2.3 million and a gross margin of over $1.3 million. For the second quarter of 2008, Neoprobe reported a net loss of $1.0 million or $0.01 per share compared to a net loss of $1.1 million or $0.02 per share for the second quarter in 2007. For the six months ended June 30, 2008, Neoprobe reported a net loss of $2.0 million or $0.03 per share compared to a net loss of $2.2 million or $0.04 per share for the same period in 2007. Neoprobe’s Loss from Operations for the second quarter of 2008 was $454,000 compared to $708,000 for the second quarter of 2007. Neoprobe’s Loss from Operations for the six-month period ended June 30, 2008 was $771,000 compared to $1.4 million for the same period of 2007.
Neoprobe’s second quarter 2008 revenues were $2.3 million compared to $1.5 million for the second quarter of 2007. Year-to-date revenues for the six-month period ended June 30, 2008 were $4.0 million compared to $3.3 million for the same period of 2007. Neoprobe second quarter 2008 operating expenses were $1.8 million compared to $1.5 million for the second quarter of 2007. Operating expenses for the six-month period ended June 30, 2008 were $3.2 million compared to $3.2 million for the same period of 2007.
Brent Larson, Neoprobe’s Vice President, Finance and CFO, said, “Device revenue for the second quarter of 2008 increased 49% to $2.3 million compared to $1.5 million for the same quarter last year. Year-to-date device revenue increased 24% to $4.0 million for the six months ended June 30, 2008 compared to $3.3 million for the comparable prior year period. Revenue from our gamma detection systems accounted for the quarterly and year-to-date improvement. Quarterly gamma detection device revenue increased 58% to $2.2 million compared to $1.4 million for the same period in 2007 and increased 30% year-to-date to $3.9 million compared to $3.0 million for the same period in 2007. Year-to-date sales of blood flow devices continue to disappoint us, totaling $123,000 for the first half of 2008 compared to $246,000 for the same period in 2007. However, gross margin from our device products increased 65% in the second quarter of 2008 compared to the same period in 2007 resulting in a gross margin contribution of over $1.3 million for the quarter. The improvement was due to the increased sales volumes as well as a recovery in gross margin percentage to historical levels during the first half of 2008, which increased to 61% of net revenue compared to 54% for the same period in the prior year. The increase was due to a combination of factors, including price improvements in both the U.S. and Europe on our gamma systems sold by our distribution partner and improved margins on wireless probes, resulting from the effect on 2007 margins from the placement of demonstration units when the product was introduced.”
David Bupp, Neoprobe’s President and CEO, said, “During the first half of 2007, our development expenses related primarily to the Lymphoseek® Phase 2 clinical trial then underway. The Phase 2 trial was completed during the third quarter last year. Our development expenses during the first half of this year primarily involved costs associated with the auditing, analysis and regulatory submission of the Phase 2 clinical data and preparatory costs related to our first Phase 3 clinical trial for Lymphoseek which was initiated in June 2008. General and administrative costs increased compared to the prior year primarily related to increased professional services costs and investor relations activities.”
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NEOPROBE CORPORATION
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The following are some of the research and development milestones achieved by Neoprobe so far in 2008:
•	Obtained clearance from FDA to commence patient enrollment in a Phase 3 clinical study to evaluate the efficacy of Lymphoseek in patients with breast cancer or melanoma.

•	Submitted a protocol design to FDA for a second Phase 3 clinical study to evaluate the efficacy of Lymphoseek in patients with head and neck squamous cell carcinoma.

•	Completed a $3 million financing from Platinum-Montaur Life Sciences LLC (Montaur). The closing represents the second tranche received from Montaur, bringing their to-date investment to $10 million of the total $13 million commitment made in December of last year.

•	Initiated the formalized scientific advice review process for Lymphoseek in the European Union (EU).

•	Completed a Phase 3 clinical trial design for RIGScan® CR and held a pre-submission meeting with centralized regulatory authorities in the EU.

•	Commenced enrollment in a Phase 3 multi-center clinical trial for Lymphoseek in patients with breast cancer or melanoma.

•	Introduced the neoprobe GDS enhanced gamma detection system.

•	Signed a letter of intent with DRAXIMAGE for the sales and marketing distribution of Lymphoseek in the EU, Scandinavia, Turkey, India and Canada.
“In summary, our gamma detection device business continues to demonstrate positive performance exceeding our own expectations,” Bupp continued. “The positive milestones we are achieving in our Lymphoseek development process continue to underscore the future of Neoprobe’s value proposition.”
Neoprobe’s President and CEO, David Bupp, and Vice President and CFO, Brent Larson, will provide a business update and discuss the company’s results for the second quarter of 2008 during a conference call scheduled for 10:00 AM ET, Tuesday, August 5, 2008. The conference call can be accessed as follows:

Conference Call Information
TO PARTICIPATE LIVE:		TO LISTEN TO A REPLAY:

Date:	August 5, 2008	Available until:	August 12, 2008
Time:	10:00 AM ET	Toll-free (U.S.) Dial in # :	877-660-6853
		International Dial in # :	201-612-7415
Toll-free (U.S.) Dial in # :	877-407-8033	Replay passcodes (both
International Dial in # :	201-689-8033	required for playback):
		Account # :	286
		Conference ID # :	292740

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neoprobe® GDS line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions.www.neoprobe.com
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NEOPROBE CORPORATION
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Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
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